Exhibit 5.2
[ALLENS ARTHUR ROBINSON LETTERHEAD]
2 April 2007
Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
UNTIED STATES OF AMERICA
Dear Ladies and Gentlemen
FORM S-3 REGISTRATION STATEMENT
We have acted as Australian legal adviser to Apache Corporation (the COMPANY) in connection with the preparation of a Registration Statement dated on or about the date of this letter on Form S-3 (the REGISTRATION STATEMENT) under the Securities Act of 1933, as amended (the SECURITIES ACT), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein and one or more supplements to such prospectus, of, among other securities, certain debt securities (the SECURITIES) of Apache Finance Australia Pty Ltd ACN 104 261 261, a proprietary company with limited liability organized under the laws of the Australian Capital Territory, Australia (the ISSUER). The Securities issued by the Issuer will be guaranteed by the Company pursuant to a guarantee provided for as described in the Registration Statement.
We have examined the Registration Statement (to the extent it relates to the Issuer) which is to be filed with the Securities and Exchange Commission, the Constitution of the Issuer, and a pro forma draft minute of written resolutions of the Board of Directors of the Issuer, with respect to the offering of the Securities. We have also examined such other documents and instruments and made such searches of the published records of the Australian Securities and Investments Commission as we have deemed necessary or appropriate for the expression of the opinion contained herein.
Assumptions
For purposes of giving this opinion, we have assumed the following:
(a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due completion and execution of all documents submitted to us in draft form, in the same form as the draft submitted;

(b)	all documents incidental to or contemplated by those documents will be duly executed and delivered in a timely manner in accordance with all applicable legal requirements relevant to them;

Apache Corporation

(c)	such documents in (a) and (b) are within, or upon their execution and delivery will be within, the capacity and powers of, and have been or will have been validly authorized, executed and delivered by and are or will be binding on, the parties to them, other than the Issuer;

(d)	insofar as any obligation under any such document in (a) and (b) is to be performed in any jurisdiction other than the Commonwealth of Australia, its performance will be legal and enforceable under the law of that jurisdiction;

(e)	each such document in (a) and (b) constitutes or will on execution constitute legal, valid and binding obligations of the parties under the laws of the State of New York enforceable in competent courts of that jurisdiction;

(f)	formalities for execution by each party, other than the Issuer, required by the law of execution of the relevant document in (a) and (b) have been or will be complied with;

(g)	the resolutions of the Board of Directors of the Issuer in the form of the pro forma draft minute of resolutions of the Issuer sighted by us continues in full force and effect and has not by subsequent resolution (prior to the execution by the Issuer of any relevant documents referred to in (a) and (b)) been countermanded or negated;

(h)	the documents referred to in the Registration Statement pursuant to which the Securities are issued contain no provisions, not otherwise described in the Registration Statement, which may render this opinion incorrect; and

(i)	the issue of the Securities is for a proper purpose in the best interests of the Issuer or the Company (as the holding company of the Issuer).
We are not aware of any information to lead us to the belief that these assumptions are not correct.
Opinion
Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that, under the current laws of the Australian Capital Territory, Australia and the Commonwealth of Australia, being the jurisdictions applicable to the place of organization of the Issuer, the Issuer has the corporate power and authority to issue the Securities, and the execution and issuance of the Securities have been duly authorized by the Issuer.
Qualifications
Our opinion is qualified as follows:
(i)	Our opinion is limited solely to the laws applying in the Australian Capital Territory, Australia and the Commonwealth of Australia as in force at the date of this opinion and we express no opinion herein concerning the laws of any other jurisdiction.

Apache Corporation

(ii)	Our opinion is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar law affecting creditors’ rights or debtors’ obligations generally and to general equity principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the legality and binding nature of obligation or agreements generally.

(iii)	We have relied on a search of public records of the Australian Securities and Investments Commission on 2 April 2007. We note that records disclosed by such search may not be complete or up to date.

(iv)	Our opinion is rendered solely for your benefit in connection with the transactions contemplated in the Registration Statement. Our opinion may not be used or relied on by any third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except that each of Andrews Kurth LLP, Sidle Austin LLP and Bennett Jones LLP may rely on this letter and the opinion expressed in this letter as if they were named as addressees of this letter.

(v)	Other than with respect to the corporate power and authority of the Issuer as aforesaid, we express no opinion whatsoever as to the validity, enforceability or legal compliance of the Registration Statement, or any documents, transactions, agreements or arrangements referred to in, or contemplated by, the Registration Statement.
Consent
We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,
/s/ Steven Cole
Steven Cole
Partner Allens Arthur Robinson